As filed with the Securities and Exchange Commission on March 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COMPASS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4876496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, MA 02135

(617) 500-8864

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Compass Therapeutics, Inc. 2020 Stock Option and Incentive Plan

(Full title of the plans)

Thomas J. Schuetz

Chief Executive Officer

Compass Therapeutics, Inc.

80 Guest Street, Suite 601

Boston, MA 02135

(617) 500-8099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Hoffman

Finnbarr Murphy

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2020 Stock Option and Incentive Plan (the “2020 Plan”) of Compass Therapeutics, Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the 2020 Plan has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the Registrant’s registration statement on Form S-8 (File No. 333-252103) is hereby incorporated by reference and made a part of this Registration Statement on Form S-8, except as presented below in Part II, Item 8. Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on October 19, 2020)

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of CohnReznick LLP, independent registered public accounting firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 23, 2020)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 26 day of March, 2025.

COMPASS THERAPEUTICS, INC.

By:	/s/ Thomas Schuetz
Name: Thomas Schuetz Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Thomas J. Schuetz, Barry Shin and Carl L. Gordon as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Thomas J. Schuetz Thomas J. Schuetz	Chief Executive Officer and Vice Chair of the Board (Principal Executive Officer)	March 26, 2025

/s/ Barry Shin Barry Shin	Chief Financial Officer (Principal Financial Officer)	March 26, 2025

/s/ Neil Lerner Neil Lerner	Chief Accounting Officer (Principal Accounting Officer)	March 26, 2025

/s/ Carl L. Gordon Carl L. Gordon	Chair of the Board	March 26, 2025

/s/ Phil Ferneau Phil Ferneau	Director	March 26, 2025

/s/ Mary Ann Gray Mary Ann Gray	Director	March 26, 2025

/s/ Ellen Chiniara Ellen Chiniara	Director	March 26, 2025

/s/ James Boylan James Boylan	Director	March 26, 2025

/s/ Richard Lindahl Richard Lindahl	Director	March 26, 2025